PROMISSORY NOTE- Oliver

$500,000 (Five Hundred Thousand Dollars)	Dated: October 30, 2009
Principal Amount	State of Nevada

Funding Date- On or before October 30, 2009
Due Date of Note October 30, 2010

FOR VALUE RECEIVED, Five Hundred Thousand Dollars ($500,000), the undersigned, Indigo-Energy, Inc., a Nevada Corporation, located at 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 (the “Borrower” or the “Company”) hereby promises to pay to the order of  Oliver, a                       corporation (Maker) located at                                                                                   of the sum of $500,000 (Five Hundred Thousand Dollars).  Said sum shall be paid in the manner following:

This Promissory Note (Note) shall bear Interest at nine percent (9%) per annum from the Funding Date to the Due Date.

At the Due Date Borrower will repay the Note in the following manner:

Borrower will repay the Principal Amount along with accrued Interest within 10 days of the Due Date via check to the Makers address above.

Additionally, the Maker shall receive two shares of Borrower’s common stock for every dollar of Principal Amount within thirty (30) days of disbursement of the funds, such stock to be restricted by Rule 144.  The Maker acknowledges that the Shares are being acquired for their own account for investment purposes only and not with a view to distribution or resale to others in contravention of the registration requirements of the Securities Act of 1933.

This Note shall at the option of the Maker be immediately due and payable upon the occurrence of any of the following:
1-	Breach of any condition of any of the security interest.
2-	Upon the dissolution, liquidation or filing of a bankruptcy of the Borrower.

Disbursement Instructions and acknowledgement:  The stated use of funds provided by this Promissory Note is that the funds are to be utilized towards the completion of the Indigo Energy, Inc. 4-well Dubois drilling program in Indiana (“Wells”). However, fifty thousand dollars of the initial funding, and any funds remaining after the completion of the drilling program defined above, shall be available to the Company for general disbursement funds to maintain the operating and SEC reporting status of the company.  Maker acknowledges that they have read and understand all of the Company’s filings have had an opportunity to ask any questions of the Company and its Officers and are aware of the encumbrances, obligations, and issues surrounding the completion and ultimate production of the wells.  Maker acknowledges that they are an “accredited investor” as such term is defined in Rule 501 of Regulation D and is able to bear the economic risk of the investment.

Security Interest.     There shall be a pledged security interest in the Wells.  In the event of default of this agreement, up to half (50%) of the net revenue in the Wells which is actually received by the Company, net of expenses, liens, and related obligations, shall be used to repay any remaining balance due under this note.  The Company shall not further encumber this 50% interest until this note is paid in full unless such encumbrance is subordinated to this Security Interest granted pursuant to this Note.

Wire Instructions for receipt of funds by Borrower are:

Bank of America
Branch NV1-155-01-01
2638 W. Horizon Ridge Parkway
Henderson, NV 89052
Indigo- Energy, Inc.
Account # 005012537333
Wire Routing ABA # 02609593

Default Provisions.      In the event this note shall be in default, and placed with an attorney for collection, then the Borrower agrees to:
1-
Pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of due date shall be subject to a late charge of 10% of said payment.  All payments hereunder shall be made to the Maker, and;

2-	Pay to Maker a penalty of five (5) million shares of restricted common stock of the Company, said stock to be issued within thirty (30) days of default.

Entire Agreement.  The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note.  No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion.  This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

/s/ Steve Durdin
Steve Durdin, CEO	Date
Indigo-Energy, Inc.

Accepted by Maker:
/s/ Oliver
Oliver	Date	SSAN# or EIN

Prom Note Oliver R